SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2002

Boykin Lodging Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-11975	34-1824586

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Guildhall Building, Suite 1500, 45 W. Prospect Ave.
Cleveland, Ohio	44115

(Address of Principal Executive Offices)	(Zip Code)

(216) 430-1200

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     This report is being filed to file (i) the Second Amended and Restated Agreement of Limited Partnership of Boykin Hotel Properties, L.P. and (ii) an Amendment to Second Amended and Restated Agreement of Limited Partnership of Boykin Hotel Properties, L.P.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boykin Lodging Company

	By:	/s/ Shereen P. Jones

Date: August 27, 2002		Shereen P. Jones Chief Financial Officer and Chief Investment Officer

Exhibit Index

Exhibit 10.18	Second Amended and Restated Agreement of Limited Partnership of Boykin Hotel Properties, L.P.

Exhibit 10.19	Amendment to Second Amended and Restated Agreement of Limited Partnership of Boykin Hotel Properties, L.P.